Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ARC Document Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-1700361
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1981 N. Broadway, Suite 385 Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

ARC Document Solutions, Inc. 2014 Stock Incentive Plan

(Full title of the plan)

D. Jeffery Grimes, Esq. 1981 N. Broadway, Suite 385 Walnut Creek, CA 94596 (925) 949-5100	Copy to: Brian M. Wong, Esq. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center, 22nd Floor San Francisco, CA 94111 (415) 983-1000
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	3,500,000	$2.21	$7,735,000	$963.01

(1)	Pursuant to Rule 416, this Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of outstanding shares of Common Stock of the Registrant.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, (the “Securities Act”) solely for the purposes of calculating the registration fee, based on the average high and low prices of the Registrant’s Common Stock on April 24, 2018, as reported on the New York Stock Exchange.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 3,500,000 shares of the Registrant’s Common Stock under the Registrant’s 2014 Stock Incentive Plan. Pursuant to General Instruction E, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-195757) filed on May 7, 2014 are hereby incorporated by reference into this Registration Statement, except as revised herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated herein by this reference and made a part hereof:

•	our Annual Report on Form 10-K (File No. 001-32407) for the fiscal year ended December 31, 2017, filed with the Commission on March 5, 2018;

•	our Current Report on Form 8-K (File No. 001-32407), filed with the Commission on February 23, 2018; and

•	the description of our common stock contained in the Registration Statement on Form 8-A (File No. 001-32407) filed with the Commission on January 13, 2005, including any amendment(s) or report(s) filed for the purpose of updating such description.

We also incorporate by reference any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until this offering has been completed.

Item 8. Exhibits

See Index to Exhibits, which list of exhibits is incorporated herein by reference.

INDEX TO EXHIBITS

Number	Description

4.1	ARC Document Solutions, Inc. 2014 Stock Incentive Plan (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2014 and incorporated herein by reference)

4.2	Amendment No. 1 to ARC Document Solutions, Inc. 2014 Stock Incentive Plan (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on May 7, 2014 and incorporated herein by reference)

4.3	Amendment No. 2 to ARC Document Solutions, Inc. 2014 Stock Incentive Plan (filed as Exhibit A to the Registrant’s Definitive Proxy Statement for its 2018 Annual Meeting of Stockholders and incorporated herein by reference)

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP regarding the validity of the securities being registered

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Pillsbury Winthrop Shaw Pittman LLP (See Exhibit 5.1)

24.1*	Power of Attorney (Included as part of signature page)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Walnut Creek, California, on April 26, 2018.

ARC Document Solutions, Inc.

By:	/s/ D. Jeffery Grimes
D. Jeffery Grimes Vice President and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of ARC Document Solutions, Inc. hereby severally constitute and appoint Kumarakulasingam Suriyakumar, D. Jeffery Grimes and Jorge Avalos and each of them singly, our true and lawful attorneys with full power to them and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable ARC Document Solutions, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KUMARAKULASINGAM SURIYAKUMAR Kumarakulasingam Suriyakumar	Chairman, President and Chief Executive Officer, Director (Principal Executive Officer)	April 26, 2018

/s/ JORGE AVALOS Jorge Avalos	Chief Financial Officer (Principal Financial Officer)	April 26, 2018

/s/ THOMAS J. FORMOLO Thomas J. Formolo	Director	April 26, 2018

/s/ JAMES F. MCNULTY James F. McNulty	Director	April 26, 2018

/s/ MARK W. MEALY Mark W. Mealy	Director	April 26, 2018

/s/ BRADFORD L. BROOKS Bradford L. Brooks	Director	April 26, 2018

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